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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  April 19, 2005
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item  2.02  Results of Operations and Financial Condition

                    GMAC FIRST QUARTER 2005 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned $728 million in the first quarter of 2005, representing a moderate decline of $36 million from the record first quarter earnings of $764 million earned in 2004. These results were achieved in a difficult funding environment that included higher market interest rates and the continuation of negative credit rating agency actions. Along with strong earnings, GMAC continued to provide global support for the marketing of GM vehicles, as well as provided a significant source of cash flow to GM through the payment of a $500 million dividend in the first quarter.

Net income from Financing operations totaled $248 million in the first quarter of 2005 as compared with $442 million earned in the same period of the prior year. The decrease reflects significantly lower net interest margins, somewhat mitigated by improved credit experience and stronger used car prices.

Mortgage operations earned $385 million in the first quarter of 2005, an increase of 67% from the $231 million earned in the first quarter of the prior year, reflecting increases for all three of GMAC's mortgage entities - GMAC Residential Mortgage, GMAC-RFC and GMAC Commercial Mortgage. Increases in interest rates favorably impacted mortgage servicing results and fee-based revenue. Although mortgage industry volumes in the first quarter of 2005 were below those of the first quarter of 2004, GMAC's Mortgage operations continued to increase market share. As a result, mortgage origination volumes were higher for both the residential and commercial mortgage operations as compared to the first quarter of 2004, resulting in an increase in gains on sales of loans.

GMAC's Insurance operations generated net income of $95 million in the first quarter of 2005, up $4 million from the $91 million earned in the first quarter of 2004. Strong net underwriting revenue and investment income contributed to the results.

For the remainder of 2005, GMAC is expected to sustain the recent strong operating results, continuing to be a significant contributor to GM's financial performance.

                                     * * * *

This earnings summary contains various forward-looking statements within the meaning of applicable federal securities laws that are based upon GMAC's current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        April 19, 2005         /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        April 19, 2005         /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller